EXHIBIT 99.1

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Shenzhen Qianhai Jin Wan Hong Industrial Co., Ltd.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Shenzhen Qianhai Jin Wan Hong Industrial Co., Ltd.  (the “Company”) as of June 30, 2019 and 2018, and the related statements of comprehensive loss, changes in stockholders’ equity, and cash flows for the years ended June 30, 2019 and 2018 and related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2019 and 2018, and the results of its operations and its cash flows for the years ended June 30, 2019 and 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company had a net loss of $1,452,446 and $838,722 for the years ended June 30, 2019 and 2018, respectively, and used cash in operating activities of $1,642,833 for the year ended June 30, 2019. Additionally, the Company had not generated net income since inception and had an accumulated deficit of $3,304,368 as of June 30, 2019. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Prager Metis CPAs, LLC

We have served as the Company’s auditor since 2018

Hackensack, New Jersey,

April 14, 2021

F-2

SHENZHEN QIANHAI JIN WAN HONG INDUSTRIAL CO., LTD
BALANCE SHEETS

	June 30,	June 30,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$34,524	$46,653
Accounts receivable	3,871	17,774
Advances to supplier	27,071	56,268
Advances to supplier - related party	425,345	-
Inventories, net	2,961,986	3,683,902
Amounts due from related parties	105,915	529,739
Other current assets	23,534	45,107
Total current assets	3,582,246	4,379,443

Intangible assets, net	44,793	44,248
Fixed assets, net	12,949	39,779
TOTAL ASSETS	$3,639,988	$4,463,470

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$119,515	$693,893
Accounts payable - related party	-	422,119
Advances from customers	5,742	51,813
Amounts due to related parties	2,391,994	698,264
Other current liabilities	75,414	13,142
Total current liabilities	2,592,665	1,879,231

Stockholders’ equity:
Paid in capital	4,517,182	4,517,182
Accumulated deficit	(3,304,368)	(1,851,922)
Accumulated other comprehensive loss	(165,491)	(81,021)
Total stockholders’ equity	1,047,323	2,584,239
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,639,988	$4,463,470

The accompanying Notes are an integral part of the Financial Statements.

F-3

SHENZHEN QIANHAI JIN WAN HONG INDUSTRIAL CO., LTD
STATEMENTS OF COMPREHENSIVE LOSS

	YEARS ENDED
	JUNE 30,
	2019	2018

Revenues	$2,050,823	$2,935,065
Cost of revenues	1,902,968	2,202,122
Gross profit	147,855	732,943
OPERATING EXPENSES
Selling expenses	288,876	215,524
General and administrative expenses	1,210,934	1,144,295
Bad debt expense - related party	100,491	211,846
Total operating expenses	1,600,301	1,571,665
Loss from operations	(1,452,446)	(838,722)
Income tax provision	-	-
NET LOSS	(1,452,446)	(838,722)
OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment	(84,470)	93,104
COMPREHENSIVE LOSS	$(1,536,916)	$(745,618)

The accompanying Notes are an integral part of the Financial Statements.

F-4

SHENZHEN QIANHAI JIN WAN HONG INDUSTRIAL CO., LTD
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

			Other
			Comprehensive
	Paid-in Capital	Accumulated Deficit	Income (Loss)	Total Equity
Balance - June 30, 2017	$4,517,182	$(1,013,200)	$(174,125)	$3,329,857
Net loss		(838,722)		(838,722)
Foreign currency translation adjustment			93,104	93,104
Balance - June 30, 2018	4,517,182	(1,851,922)	(81,021)	2,584,239
Net loss		(1,452,446)		(1,452,446)
Foreign currency translation adjustment			(84,470)	(84,470)
Balance - June 30, 2019	$4,517,182	$(3,304,368)	$(165,491)	$1,047,323

The accompanying Notes are an integral part of the Financial Statements.

F-5

SHENZHEN QIANHAI JIN WAN HONG INDUSTRIAL CO., LTD
STATEMENTS OF CASH FLOWS

	YEARS ENDED
	JUNE 30,
	2019	2018
Cash Flows From Operating Activities:
Net loss	$(1,452,446)	$(838,722)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	33,943	29,829
Bad debt	13,798
Bad debt - related party	100,491	211,846
Inventory markdown	629,617	-
Loss from disposal of fixed assets	9,535	-
Changes in operating assets and liabilities:
Accounts receivable	(22,436)	87,420
Advances to supplier	20,673	(56,759)
Advances to supplier - related party	(463,554)	-
Inventories	(40,232)	(1,972,445)
Other current assets	20,055	(9,427)
Accounts payable	(553,030)	495,561
Accounts payable - related party	41,977	2,240,708
Advances from customers	(44,504)	(597,991)
Other current liabilities	63,280	(121,283)
Net cash used in operating activities	(1,642,833)	(531,263)

Cash Flows From Investing Activities:
Acquisition of equipment	(5,640)	-
Acquisition of intangible assets	(14,494)	(49,980)
Net cash used in investing activities	(20,134)	(49,980)

Cash Flows From Financing Activities:
Increase in amounts due from related parties	(116,158)	(321,123)
Increase in amounts due to related parties	1,768,650	615,420
Net cash provided by financing activities	1,652,492	294,297

Effect of exchange rate changes on cash and cash equivalents	(1,654)	12,346
Net decrease in cash and cash equivalents	(12,129)	(274,600)
Cash and cash equivalents at beginning of year	46,653	321,253
Cash and cash equivalents at end of year	$34,524	$46,653

Supplemental disclosures of cash flow information:
Cash paid during the periods for:
Interest	$-	$-
Income taxes	$-	$-

Non-cash investing and financing activities:
Accounts payable - related party and amounts due from related parties settled by three-party agreements	$451,709	$3,784,304
Advance to supplier - related party and amounts due to related parties settled by three-party agreements	$34,701	$-

The accompanying Notes are an integral part of the Financial Statements.

F-6

SHENZHEN QIANHAI JIN WAN HONG INDUSTRIAL CO., LTD

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2019 AND 2018

NOTE 1 – NATURE OF BUSINESS

Shenzhen Qianhai Jin Wan Hong Industrial Co., Ltd. (the “Company” or “Jin Wan Hong Industrial”) was formed under the laws of the People’s Republic of China (the “PRC”) on December 29, 2015. Jin Wan Hong Industrial is engaged in the packaging, distribution and sale of teas and other tea related products in China. To meet the diversified market needs and provide healthy tea products to its customers, Jin Wan Hong Industrial only purchases tea materials and products from certified tea providers and sells more than seven types of teas and tea products including black tea, green tea, oolong tea, puer tea, white tea, tea beverages, tea set, and other side products.

NOTE 2 – GOING CONCERN ANALYSIS AND MANAGEMENT PLANS

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, the Company had a net loss of $1,452,446 and $838,722 for the years ended June 30, 2019 and 2018, respectively, and used cash in operating activities of $1,642,833 for the year ended June 30, 2019. Additionally, the Company had not generated net income since inception and had an accumulated deficit of $3,304,368 as of June 30, 2019. Management believes that these matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern for twelve months from the issuance date of this report. Although Management believes that they will ultimately turn the business around and achieve its profitability and generate positive cash flows, there is no assurance that the Company will achieve profitable operations and become cash flow positive in the near future. Management believes that its capital resources are not currently adequate to continue operating and maintaining its business strategy for a period of twelve months from the issuance date of this report. To financing its operations, Management plans to attract debt and equity financing in the capital markets as well as from its related parties. However, there is no assurance that the management’s plan will be successfully achieved. If the Company is unable to turn around the business in a short period of time or unable to raise additional capital or secure additional lending, the Company may need to curtail or cease its operations. These financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results.

F-7

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers. To determine the revenue to be recognized, the Company applies the following five-step model:

•	identify arrangements with customers;
•	identify performance obligations;
•	determine transaction price;
•	allocate transaction price to the separate performance obligations in the arrangement, if more than one exists; and
•	recognize revenue as performance obligations are satisfied.

The Company’s revenue is generated from sales of the products including fresh and antique teas, healthy tea products, and tea wares. Revenues from product sales, net of value-added tax (VAT), are recorded when products are delivered, title passes to customers and collection is likely to occur. No product return allowance is made as products delivered and accepted by customers are normally not returnable. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as advances from customers. When all revenue recognition criteria are met, the advances from customers are recognized as revenue.

The following table presents the Company’s revenues disaggregated by revenue source:

	Years Ended June 30,
	2019	2018
	Amount	Amount

Fresh and antique teas	$1,672,382	$2,609,210
Healthy tea products	255,241	-
Tea wares	123,200	325,855
Total revenue	$2,050,823	$2,935,065

Cash and cash equivalents

The Company considers all cash on hand and in banks, certificates of deposit with banks and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents. There is no insurance securing these deposits in China. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

Accounts receivable

Accounts receivable are recognized and carried at the original invoice amounts less an allowance for any uncollectible amount. The Company determines whether an allowance for doubtful accounts is required by evaluating specific accounts where information indicates the customers may have an inability to meet financial obligations. In these cases, the Company use assumptions and judgment, based on the best available facts and circumstances, to record a specific allowance for those customers against amounts due to reduce the receivable to the amount expected to be collected. These specific allowances are re-evaluated and adjusted as additional information is received. The amounts calculated are analyzed to determine the total amount of the allowance. We may also record a general allowance as necessary. No allowance for doubtful accounts was recorded for the years ended June 30, 2019 and 2018, respectively.

F-8

Advances to suppliers

Advances to suppliers consist of advances to certain suppliers for purchase of materials that have not been received. The advances to suppliers are non-interest-bearing and unsecured. Our suppliers are primarily suppliers of tea leave raw materials and packaging materials. We perform ongoing credit evaluations of our suppliers’ financial conditions. We generally do not require collateral or security against advances to suppliers.

Inventories

Inventory is valued at the lower of cost (determined on a weighted average basis) or net realizable value. Inventories consist of raw materials, finished goods and packaging materials. The Company reviews its inventories regularly for possible obsolete goods and establishes reserves when determined necessary. The Company recorded inventory markdown of $629,617 and $Nil for the years ended June 30, 2019 and 2018, respectively.

Fixed assets

Fixed assets consist of machinery and equipment, office equipment and vehicles which are recorded at cost less accumulated depreciation and any impairment. Gains or losses on disposals are reflected as gain or loss in the year of disposal. All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Estimated Useful Life
Machinery and equipment	3 years
Office equipment	3-5 years
Vehicles	5 years

Impairment of Long-lived Assets

We evaluate our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

Intangible Assets

Intangible assets consist of accounting software acquired by the Company which was recorded at costs and was amortized over the useful life of five years using the straight-ling method.

Operating leases

The Company accounts for the lease agreements as operating leases in accordance with ASC 840-2-25-1, which requires rent being charged to expense by lessees over the lease term as it becomes payable, using straight line method.

Income taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

F-9

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred.

Foreign currency translation

The reporting currency of the Company is the US dollar. The functional currency of the Company is the Chinese Yuan or Renminbi (“RMB”). All asset and liability accounts are translated at the exchange rate on the balance sheet date; stockholders’ equity accounts are translated at the historical rates and items in the statement comprehensive loss and cash flows are translated at the average rate in each applicable period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of stockholders’ equity. The resulting translation gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

The following exchange rates were used to translate the amounts from RMB into United States dollars (“USD$”) for the respective years:

	June 30,	June 30,
	2019	2018
Year End Exchange Rate (RMB/USD)	6.8747	6.6166
Average Year Exchange Rate (RMB/USD)	6.8166	6.5086

Fair values of financial instruments

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 – quoted prices in active markets for identical assets or liabilities.

Level 2 – quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 – inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company’s financial instruments primarily consist of cash and cash equivalents, accounts receivable, other receivables, advances to suppliers, accounts payable, other payables, tax payable, and related party advances and borrowings. As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheets. This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates.

F-10

Recent accounting pronouncements

In February 2016, FASB issued ASU 2016-02, “Leases” to amend the accounting guidance for leases. The accounting applied by a lessor is largely unchanged under ASU 2016-02. However, the standard requires lessees to recognize lease assets and lease liabilities for leases classified as operating leases on the balance sheet. Lessees will recognize in the statement of financial position a liability to make lease payments and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it will recognize lease expense for such leases generally on a straight-line basis over the lease term. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and early adoption is permitted. The Company is currently assessing the impact of the guidance on its financial statements and related disclosures.

In April 2019, the FASB issued ASU 2019-04, “Codification Improvements to Topic 326, Financial Instruments - Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments”, which provides narrow-scope amendments to clarify and improve guidance within the standards on credit losses, hedging, and recognition and measurement of financial instruments. Apart from the amendments to ASU 2016-13 mentioned above, the ASU also included subsequent amendments to ASU 2016-01. The guidance in relation to the amendments to ASU 2016-01 is effective for the Company for the year ending June 30, 2021 and interim reporting periods during the year ending June 30, 2021. The Company is currently assessing the impact of the guidance on its financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 4 – INVENTORIES, NET

Inventories consisted of the following:

	June 30,	June 30,
	2019	2018
Teas	$3,426,068	$3,615,781
Tea sets and tea wares	107,802	60,735
Packing materials	52,582	7,386
Total	3,586,452	3,683,902
Less: allowance for inventory reserve	(624,466)	-
Inventory, net	$2,961,986	$3,683,902

F-11

NOTE 5 – FIXED ASSETS, NET

Fixed assets consisted of the following:

	June 30,	June 30,
	2019	2018
Machinery and equipment	$51,592	$53,069
Office equipment	16,574	11,926
Vehicles	-	15,114
Total fixed assets	68,166	80,109
Less: accumulated depreciation	(55,217)	(40,330)
Total fixed assets, net	$12,949	$39,779

Depreciation expenses recognized for the years ended June 30, 2019 and 2018 were $21,661 and $24,831, respectively. The vehicle was disposed during the year ended June 30, 2019 and a loss of $9,535 was recorded.

NOTE 6 – INTANGIBLE ASSET, NET

The intangible assets were as follows:

	June 30,	June 30,
	2019	2018
Accounting software	$61,706	$49,164
Less: accumulated amortization	(16,913)	(4,916)
Total intangible assets, net	$44,793	$44,248

Amortization expenses recognized for the years ended June 30, 2019 and 2018 were $12,282 and $4,998, respectively.

NOTE 7 – INCOME TAX

Under the Law of the People’s Republic of China on Enterprise Income Tax (“New EIT Law”), both domestically-owned enterprises and foreign-invested enterprises are subject to a uniform tax rate of 25%. The Company had recorded no income tax provisions for the years ended June 30, 2019 and 2018 due to losses.

The reconciliation of income tax expense at the statutory rate of 25% to the Company's effective tax rate is as follows:

	Years ended June 30,
	2019	2018
Tax at China statutory rate	$(363,111)	$(209,681)
Permanent difference	3,336	1,231
Change in valuation allowance	359,775	208,450
Effective tax	$-	$-

F-12

The provisions for income taxes are summarized as follows:

Years ended June 30,
	June 30,	June 30,
	2019	2018
Current	$-	$-
Deferred	-	-
Total	$-	$-

The tax effects of temporary differences that give rise to the Company's net deferred tax asset are as follows:

	As of June 30,
	2019	2018
Deferred tax assets:
Net operating loss carry forward	$(481,762)	$(402,574)
Bad debt	(78,493)	(52,097)
Inventory markdown	(156,117)	-
Others	(87,535)	(9,718)
Total Deferred tax assets	(803,906)	(464,389)
Less valuation allowance	803,906	464,389
Net deferred tax assets	$-	$-

The estimated net operating loss carryforward was approximately $804,000 as of June 30, 2019. The Company provided a valuation allowance equal to the net deferred income tax asset for the year ended June 30, 2019 and 2018 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward. The increase in the valuation allowance was approximately $359,800 from the year ended June 30, 2019. The potential tax benefit arising from tax loss carryforwards will expire from 2021 to 2024.

The Company periodically evaluates the likelihood of the realization of deferred tax assets, and adjusts the carrying amount of the deferred tax assets by the valuation allowance to the extent that the future realization of the deferred tax assets is not judged to be more likely than not. The Company considers many factors when assessing the likelihood of future realization of its deferred tax assets, including its recent cumulative earnings experience by taxing jurisdiction, expectations of future taxable income or loss, the carryforward periods available to the Company for tax reporting purposes, and other relevant factors.

NOTE 8 – RELATED PARTY TRANSACTIONS AND BALANCES

Related party balances

(i) Advances to supplier - related party

On June 30, 2019 and 2018, advances to supplier - related party of $425,345 and $Nil, respectively, pertains to prepayment in respect to the purchase of inventory from Lincang ChengTaiChange Tea Industry Co, Ltd. (“Lincang ChengTaiChange”), a company controlled by the Company’s CEO and Chairman of Board of Directors until January 2019.

F-13

(ii) Accounts payable – related party

On June 30, 2019 and 2018, accounts payable to related party of $Nil and $422,119, respectively, pertains to payable in respect to the purchase of inventory from Lincang ChengTaiChang.

(iii) Amounts due from related parties:

The amounts due from related parties were $105,915 and $529,739 for the years ended June 30, 2019 and 2018, respectively. They were non-trade related balances that pertain to the rental receivable and other receivables in respect to the expense payments made by the Company on behalf of the related parties. The amounts due from related parties are non-interest bearing and due on demand. The details of non-trade related balances with such parties are as follows:

	June 30,	June 30,
Name of related party	2019	2018
Shenzhen Qianhai Jinwanhong Fund Management Co. Ltd. (Shufeng Lu (Company’s CEO and Chairman of Board) is a shareholder)	$67,502	$68,300
Jin Wan Hong International Holdings Ltd (Shufeng Lu is a controlling shareholder)	23,538	-
Jin Wan Hong (Cayman) International Holdings Ltd (Shufeng Lu is a controlling shareholder)	2,910	-
Jin Wan Hong (HK) International Holdings Ltd. (subsidiary of Jin Wan Hong (BVI) International Holdings Ltd., controlled by Shufeng Lu)	3,251	-
Tea Mountain Investment (BVI) Co. Ltd. (shareholder of Jin Wan Hong International Holdings Ltd.)	1,235	-
Tea Sea Investment (BVI) Co. Ltd. (shareholder of Jin Wan Hong International Holdings Ltd.)	1,235	-
Henan Fanpuguizhen Trading Co. Ltd. (controlled by a shareholder of the Company before July 2020)	-	460,831
Xiaoyang Zhang (shareholder and advisor to the Company)	4,745	608
Zeming Wu (former executive of the Company who left the Company in July 2020)	1,455	-
Haisong Lin (executive of Shenzhen Qianhai Jinwanhong Fund Management Co. Ltd)	44	-
Total amounts due from related parties	$105,915	$529,739

On May 31, 2019, Mr. Shufeng Lu signed a loan payment guarantee agreement with the Company for the amounts of $460,831 due from Henan Fanpuguizhen Trading Co. (“Henan Fanpuguizhen”). Per this agreement, Mr. Shufeng Lu guarantees that Henan Fanpuguizhen would pay back the entire loan of $460,831 to the Company by June 30, 2019. If Henan Fanpuguizhen fails to pay back the loan (either entire amount or partial amount) by June 30, 2019, Mr. Shufeng Lu would make the payment using his own funds or reduce his receivables from the Company by the same amount that Henan Fanpuguizhen owes to the Company as of June 30, 2019. As of June 30, 2019, the entire amount of $460,831 due from Henan Fanpuguizhen had been paid off by a three-party agreement described in (iii) Related Party Agreement under Section entitled Related party transactions below.

The amounts of $100,491 and $211,846 due from related parties, Jinwanhong (Guangzhou) Tea Co., Ltd and Shenzhen Jinye No.7 Investment Co., Ltd., were uncollectable and written off as bad debt during the years ended June 30, 2019 and 2018, respectively. The business operations of Jinwanhong (Guangzhou) Tea Co., Ltd and Shenzhen Jinye No.7 Investment Co., Ltd. were closed in July 2019 and November 2018, respectively.

F-14

(iv) Amounts due to related parties:

The amounts due to related parties were $2,391,994 and $698,264 for the years ended June 30, 2019 and 2018, respectively. They were non-trade related balances that pertain to the other payables to the related parties in respect to their payments for the Company’s expenses and the Company’s borrowings from the related parties. The amounts due to related parties are non-interest bearing and payable on demand. The details of non-trade related balances with such parties are as follows:

	June 30,	June 30,
Name of related party	2019	2018
Shufeng Lu (CEO, Chairman of the Board, controlling shareholder and legal representative of the Company)	$2,283,151	$570,379
Zeming Wu (former executive of the Company who left the Company in July 2020)	-	6,045
Henan Jinwanhong Industrial Co. Ltd. (controlled by a shareholder of the Company before July 2020)	72,750	75,568
Shenzhen Qianhai Financial Information Services Co. Ltd. (Shufeng Lu is a shareholder)	12,686	-
Shenzhen Qianhai Woyaohaocha E-commerce Co. Ltd. (controlled by a shareholder of the Company before July 2020)	7,119	-
Century Wanhong (Beijing) Trading Co. Ltd. (controlled by a shareholder of the Company before July 2020)	-	42,703
Shenzhen Qianhai Jinwanhong Cultural Media Co. Ltd. (Shufeng Lu is a shareholder)	16,288	3,569
Total amounts due to related parties	$2,391,994	$698,264

Related party transactions

(i) Purchases from related party (see NOTE 10)

During the years ended June 30, 2019 and 2018, the purchases of raw materials and packaging materials from Lincang ChengTaiChange were $1,145,683 and $3,380,956, respectively.

(ii) Sales to related party

During the year ended June 30, 2019 and 2018, the sales of teas Shenzhen Qianhai Woyaohaocha E-commerce Co. Ltd., a company controlled by the Company's CEO and Chairman of Board of Directors until December 2018, were $135,876 and $Nil, respectively.

(iii) Related party agreements:

On July 1, 2018, the Company signed a service agreement with Shenzhen Qianhai Jinwanhong Fund Management Co. Ltd. (“Jinwanhong Fund Management”). Pursuant to the service agreement, Jinwanhong Fund Management provides business consulting services to the Company and is compensated for $14,670 monthly by the Company. The contract lasts for one year from July 1, 2018 to June 30, 2019. For the year ended June 30, 2019, $176,041 was recognized as G&A expenses.

On November 11, 2018, the Company signed a service agreement with Shenzhen Qianhai Jinwanhong Culture Media Co., Ltd. (“Culture Media”). Pursuant to the service agreement, Culture Media provides marketing related consulting services to the Company. The agreement lasts for one year from November 11, 2018 to November 10, 2019 and the total compensation for the services is $111,199. During the year ended June 30, 2019, $39,316 was recognized as G&A expenses.

F-15

On December 1, 2018, the Company signed a service agreement with Shenzhen Qianhai Financial Information Services Co. Ltd. (“Qianhai Financial”). Pursuant to the service agreement, Qianhai Financial provides financial consulting services to the Company. The agreement lasts for one year from December 1, 2018 to November 30, 2019 and the total compensation for the services is $111,199. During the year ended June 30, 2019, $39,316 was recognized as G&A expenses.

On June 1, 2019, the Company signed a “Three-Party Agreement”, with Lincang ChengTaiChang and Henan Fanpuguizhen. Per this agreement, all the above three parties agreed that the Company transferred its right for the receivable of $448,015 from Henan Fanpuguizhen to Lincang ChengTaiChang, and Henan Fanpuguizhen assumed the payable liability to Lincang ChengTaiChang.

On June 1, 2019, the Company signed a “Three-Party Agreement”, with Century Wanhong (Beijing) Trading Co. Ltd. (“Century Wanhong”) and Lincang ChengTaiChang. Per this agreement, all the above three parties agreed that the Company transferred its right for the receivable of $34,417 from Lincang ChengTaiChang to Century Wanhong, and Lincang ChengTaiChang assumed the debt to Century Wanhong.

On June 30, 2019, the Company signed a “Three-Party Agreement”, with Century Wanhong (Beijing) Trading Co. Ltd. (“Century Wanhong”) and Shufeng Lu. Per this agreement, all the above three parties agreed that Shufeng Lu transferred the right for the receivable of $6,693 from Century Wanhong to the Company, and the Company assumed the debt to Shufeng Lu.

On June 30, 2019, the Company signed a “Three-Party Agreement”, with Lincang Weifeng Zhengshan Tea Co. Ltd. (“Lincang Weifeng”) and Shufeng Lu. Per this agreement, all the above three parties agreed that Lincang Weifeng transferred the right for the receivable of $14,550 from the Company to Shufeng Lu, and the Company assumed the debt to Shufeng Lu.

On June 30, 2018, the Company signed an agreement, called “Three-Party Agreement”, with Lincang ChengTaiChang and Culture Media. Per this agreement, all the above three parties agreed that the Company transferred its right for the receivable of $180,396 from Culture Media to Lincang ChengTaiChang, and Culture Media assumed the payable liability to Lincang ChengTaiChang.

On June 30, 2018, the Company signed another agreement, also called “Three-Party Agreement”, with Lincang ChengTaiChang and Henan Jinwanhong Industrial Co. Ltd. (“Henan Jinwanhong”). Per this agreement, all the above three parties agreed that the Company transferred its right for the receivable of $2,274,858 from Henan Jinwanhong to Lincang ChengTaiChang, and Henan Jinwanhong assumed the payable liability to Lincang ChengTaiChang.

On June 30, 2018, the Company signed the third “Three-Party Agreement”, with Lincang ChengTaiChang and Shenzhen Qianhai Jinwanhong Financial Information Co. Ltd. (“JWH Financial Information”). Per this agreement, all the above three parties agreed that the Company transferred its right for the receivable of $1,267,280 from JWH Financial Information to Lincang ChengTaiChang, and JWH Financial Information assumed the payable liability to Lincang ChengTaiChang.

On June 30, 2018, the Company signed an agreement with Mr. Shufeng Lu, whereby Mr. Lu agreed to take uncollectable receivable of $278,526 and lost prepayment for inventory of $318,593 as a personal loan to the Company. The loan is unsecured, payable on demand, and carries no interest.

NOTE 9. COMMITMENT

Lease Obligations

The Company leases office space and corporate apartment under various operating lease agreements. The Company leases approximately 15,300 square feet of space (approximately 1,700 square meters) for office and warehouse in Qianhai, under a lease that expires on October 17, 2022. The Company leases approximately 1,300 and 1,830 square feet of two office spaces in Shenzhen (approximately 144.21 and 203.37 square meters), under two leases that expire on November 19, 2019 and January 31, 2020, respectively. The Company also leases approximately 1,360 square feet office space in Beijing as its regional sales office, under a three-year lease that expires on September 14, 2020.

F-16

Rent expense, amounting to $127,263 and $157,343 for the years ended June 30, 2019 and 2018, respectively, is included in general and administrative expense in the statements of comprehensive loss.

Future annual minimum payments due under the leases are summarized as follows:

Year ending June 30,	Amount
2020	$134,343
2021	96,017
2022	89,045
2023	26,331
$345,736

NOTE 10 – MARKET AND VENDOR CONCENTRATIONS

Market Concentration

All the Company’s revenue-generating operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and the general state of the PRC’s economy.

The Company’s operations in the PRC are subject to specific considerations and significant risks that are not typically associated with companies in North America and Western Europe. These include risks associated with, among other things, the political, economic and legal environment. The Company’s results may be adversely affected by, among other things, changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation.

Vendor Concentration

Lincang ChengTaiChang is a related party of the Company, and a major vendor, from which the Company purchased approximately 85.6% and 78.5% of its inventory of packaging materials and teas during the years ended June 30, 2019, and 2018, respectively. Total purchases from Lincang ChengTaiChang amounted to $1,145,683 and $3,380,956 for the years ended June 30, 2019, and 2018, respectively. The purchases from one other vendor represented 5.9% and 11.5% of the Company’s total purchases for the years ended June 30, 2019 and 2018, respectively.

The Company sold 11 products during the years ended June 30, 2019 and 2018. Sales of one of the products represented 63.3% and 67.3% of total sales for the year ended June 30, 2019 and 2018, respectively, and sales of another product represented 12.3% of total sales for the year ended June 30, 2019 and sales of one product represented 11.1% of total sales for the year ended June 30, 2018.

NOTE 11 – SUBSEQUENT EVENTS

Merger and acquisition

On March 6, 2019, our holding company, Century Wanhong (Shenzhen) Holding Ltd. (“Century Wanhong”), its shareholders, and Shenzhen Qianhai Jinwanhong Holdings Ltd. (“Shenzhen Qianhai”), a company incorporated in PR China, entered into a series of contractual arrangements, including Exclusive Management Consulting and Service Agreement, Powers of Attorney, Exclusive Option Contract, and Equity Pledge Contract, (collectively, the “VIE Agreements”).

F-17

The VIE Agreements enable the Shenzhen Qianhai and its parent companies to have power to direct the activities that most significantly affects our economic performance and to receive our economic benefits that could be significant to us. Per the VIE Agreements, Shenzhen Qianhai and its parent companies are fully and exclusively responsible for our management, assume all of our risk of losses, and have the exclusive right to exercise all voting rights and control of our company.

On March 6, 2019, Shenzhen Qianhai’s holding company, Jin Wan Hong (BVI) International Holdings Limited (“Jin Wan (BVI)”, entered into a share exchange agreement (the “Share Exchange Agreement”) with Jin Wan Hong International Holding Limited (“JinWanHong Limited”), a company incorporated in the State of Nevada of United States of America. JinWanHong Limited is a public shell company whose securities are traded over-the-counter. Pursuant to the Share Exchange Agreement, JinWanHong Limited agreed to issue an aggregate of 67,000,000 shares of its common stock to the shareholders of Jin Wan (BVI) in exchange for 100% of the issued and outstanding equity of Jin Wan (BVI). On July 15, 2019, the exchange was consummated in accordance with the Exchange Agreement. As a result of the exchange, Jin Wan (BVI) became a 100% wholly-owned subsidiary of JinWanHong Limited.

Upon the completion of Share Exchange Agreement on July 15, 2019 and execution of the VIE Agreements, we have become a VIE entity that is controlled by JinWanHong Limited. The Transaction will be accounted for as a reverse acquisition (“Reverse Merger”), and our business has become the business of JinWanHong Limited. Pursuant to Securities and Exchange Commission (“SEC”) rules, the merger or acquisition of a private operating company into a non-operating public shell with nominal net assets is considered a capital transaction in substance, rather than a business combination. Therefore, our acquisition will be accounted for as a recapitalization effected by VIE agreements, wherein we are considered the acquirer for accounting and financial reporting purposes with no adjustment to the historical basis of our assets and liabilities. Accordingly, all of our assets acquired and liabilities assumed in this business combination will be recognized at their acquisition-date carrying amounts.

COVID-19 Pandemic

A novel strain of coronavirus, or COVID-19, was first identified in China in December 2019 and subsequently declared a pandemic on March 11, 2020, by the World Health Organization. As a result of the COVID-19 pandemic, all travel had been severely curtailed to protect the health of our employees and comply with local guidelines, and we temporarily closed our office from February to early March 2020. To date, COVID-19 has surfaced in nearly all regions around the world and resulted in travel restrictions and business slowdowns in affected areas. The COVID-19 pandemic has had a material adverse effect on business and consumer spending and, as a result, could adversely affect our business, financial condition, and results of operations. Although China has already begun to recover from the outbreak of COVID-19, the epidemic continues to spread on a global scale and there is the risk of the epidemic returning to China in the future, thereby causing further business interruption. The full impact of the pandemic on our business, operations and financial results depends on various factors that continue to evolve which we may not accurately predict for now.

The Company has evaluated subsequent events that have occurred after the date of the balance sheet through April 14, 2021, the date of issuance of these financial statements, and determined that no other subsequent event requires recognition or disclosure to the financial statements.

F-18